SALISBURY BANCORP, INC.
5 BISSELL STREET
P.O. BOX 1868
LAKEVILLE, CT 06039-1868

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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1
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger dated as of March 18, 2014, by and among Salisbury Bank and Trust Company, Salisbury Bancorp, Inc., and Riverside Bank, pursuant to which Riverside will merge with and into Salisbury Bank and Trust Company and pursuant to which Salisbury Bancorp, Inc. ("SAL") will issue shares of SAL common stock as merger consideration.	☐	☐	☐
2. To approve the amendment of Salisbury Bancorp, Inc.'s Certificate of Incorporation to increase SAL's authorized common stock and to eliminate the minimum and maximum number of directors on the SAL board.	☐	☐	☐
3. To approve one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to adopt and approve the Agreement and Plan of Merger.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000218963_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Proxy Statement/Prospectus is/are available at www.proxyvote.com .

REVOCABLE PROXY

SALISBURY BANCORP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SALISBURY BANCORP, INC.

The undersigned holder(s) of the Common Stock of Salisbury Bancorp, Inc. ("SAL") do nominate, constitute and appoint Arthur J. Bassin and David B. Farrell jointly and severally as proxies with full power of substitution, for us and in our name, place and stead to vote all the Common Stock of SAL, standing in our name on its books on September 5, 2014 at the Special Meeting of its Shareholders to be held at Hotchkiss School (Griswold Science Building, located off Route 41), 11 Interlaken Road, Lakeville, Connecticut 06039 on Wednesday, October 29, 2014 at 4:00 p.m. Eastern Time or at any adjournment thereof with all power the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000218963_2 R1.0.0.51160

Continued and to be signed on reverse side